Exhibit 3.1

                    RESTATED CERTIFICATE OF INCORPORATION

      NATURE'S BOUNTY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      That a meeting of the Board of Directors of Nature's Bounty, Inc., a resolution was adopted in accordance with Section 245 of the General Corporation Law of State of Delaware, restating and integrating all previously filed Certificate of Incorporation and Amendments thereto. The Restated Certificate of Incorporation does further amend the provisions of the Certificate of Incorporation as therefore amended or supplemented, and there is no discrepancy between those provisions and the provisions of the Restated Certificate of Incorporation. The date of incorporation is July 24, 1979.

      That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment. The Restated Certificate of Incorporation will read as follows:

            FIRST: The name of the incorporation is NATURE'S BOUNTY, INC.

            SECOND: Its registered office and place of business in the State of Delaware is to be located at 15 North Street in the City of Dover, County of Kent. The Registered Agent in charge thereof is Corporate Service Bureau, Inc.


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            THIRD: The nature of the business and the objects and purposes purposed to be transacted, promoted and carried on are to do any or all things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

                  The purpose of the corporation is to engage in any lawful
            act or activity for which corporation may be organized under the General Corporation Law of Delaware.

            FOURTH: The Corporation shall be authorized to issue Twenty-five Million (25,000,000) Common Shares at $0.008 Par Value.

            FIFTH: The Directors shall have the power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of this Corporation.

      With the consent, in writing, and pursuant to a vote of the holders of a majority of the capital stock, issued and outstanding, the Directors shall have authority to dispose, in any manner, of the whole property of this Corporation.

      The By-Laws shall determine whether and to what extent the account and books of this Corporation, or any of them, shall be open to the inspection of the stockholders; no stockholder shall have any right of inspecting any account, or book, or document of this Corporation, except as conferred by the law or by the By-Laws, or by resolution of the stockholders.

      The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Delaware, at such places as may be, from time to time, designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

      It is the intention that all objects, purposes and powers specified in the THIRD paragraph hereof, shall except where otherwise specified in said paragraph, be nowise limited


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or restricted by reference to or interference from the terms of any other clause or paragraph in this Certification of Incorporation, but that the objects, purposes and powers specified in the THIRD paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

            SIXTH: The Corporation shall, to the full extent permitted by
      Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

            A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

            SEVENTH

            (1) "Affiliate" and "Associate" shall be determined pursuant to Rule 12b-2 (or any successor rule) of the General Rules and Regulations under the Securities Exchange Act of 1934.

            (2) "Beneficial Ownership" shall be determined pursuant to Rule 13d-3 (or any successor rule) of the General Rules and Regulations under the Securities Exchange Act of 1934 and shall include:

                  (i) shares of stock which a Person has the right to acquire, hold or vote pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants, options or otherwise; and


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                  (ii)  shares of stock which are beneficially owned,
            directly or indirectly (including shares deemed owned through application of the foregoing clause (i), by any Person (a) with which it or its Affiliate or Associate has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of stock of the corporation or (b) which is its Affiliate or Associate;

            (3)   "Business Combination" shall include:

                  (i) any merger or consolidation of the corporation with or into any other Related Person;

                  (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Related Person of any assets of the corporation or any subsidiary thereof having an aggregate fair market value of $15,000,000 or more;

                  (iii) the issuance or transfer by the corporation or any subsidiary thereof (in one transaction or a series of transactions) of any securities of the corporation or any subsidiary thereof to any Related Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $15,000,000 or more;

                  (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Related Person; or

                  (v) any reclassification or recapitalization of securities of the corporation if the effect, directly, or indirectly, of such transaction is to increase the relative voting power of any Related Person;


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            (4)   "Continuing Director" shall mean a member of the Board of
      Directors of the corporation who was not affiliated with the Related Person and was a member of the Board of Directors prior to the time that the Related Person acquired the last shares of stock of the corporation entitling such Related Person to exercise, in the aggregate, in excess of ten (10%) percent of the total voting power of all classes of stock of the corporation entitled to vote in elections of directors, or a Person recommended to succeed a Continuing Director by a majority of Continuing Directors.

            (5) "Person" shall include any individual, corporation, partnership, person or other entity; and

            (6) "Related Person" shall mean any Person, together with any Affiliate or Associate of such Person, which has Beneficial Ownership, directly or indirectly, of shares of stock of the corporation entitling such Person to exercise more than ten (10%) percent of the total voting power of all classes of stock of the corporation entitled to vote in elections of directors, considered for the purposes of this Article SEVENTH as one class, together with the successors and assigns of any such Person in any transaction or series of transactions not involving a public offering of the corporations stock within the meaning of the Securities Act of 1933.

            (B)   Unless the conditions set forth in subparagraphs (1) or
      (2) of this paragraph B are satisfied, the affirmative vote of not less than seventy-five (75%) percent of the outstanding shares of stock of the corporation entitled to vote in elections of directors, considered for the purposes of this Article SEVENTH as one class, shall be required for the adoption or authorization of a Business Combination with any Related Person. Such affirmative vote shall be required


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      notwithstanding the fact that no vote, or a lesser percentage, may be required by law or in any agreement with any national securities exchange or otherwise, but such vote shall not be applicable if:

                  (1) The definitive agreement or other arrangements to effectuate a Business Combination with a Related Person are approved by a majority of the Continuing Directors; such determination shall be made by a majority of the Continuing Directors; even if such majority does not constitute a quorum of the members of the Board of Directors then in office; or

                  (2)   All of the following conditions are satisfied:

                        (i)   the cash and fair market value of the
                  property, securities or other consideration (including, without limitation, stock of the corporation retained by its existing public stockholders in the event of a Business Combination in which the corporation is the surviving corporation) to be received per share by the holders of each class or series of stock of the corporation in a Business Combination with a Related Person is not less than the highest per share price (including brokerage commissions and/or soliciting dealers fees) paid by such Related Person in acquiring any shares of such class or series, respectively.

                        (ii) The consideration to be received by holders of a particular class of securities shall be in cash or in the same form as the Related Person has previously paid for shares of such


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                  class of stock. If the Related Person has paid for shares
                  of any class of stock with varying forms of consideration, the form of consideration, for such class of stock shall be either in cash or the form used to acquire the largest number of shares of such class of stock previously acquired by it.

                        (iii) After a Person has become a Related Person
                  and prior to the consummation of a Business Combination, except as approved by a majority of the Continuing Directors, there shall have been no reduction in the annual rate of dividends paid on shares of stock of the corporation (except as necessary to reflect any subdivision of such shares);

                        (iv)  The Related Person shall not have (a)
                  received the benefit, directly or indirectly, (except proportionately as a stockholder), or any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the corporation, or
                  (b) made any major change in the corporation's business or equity capital structures without the approval of a majority of the Continuing Directors, in either case prior to the consummation of the Business Combination, and

                        (v)   A proxy statement complying with the
                  requirements of the Securities Exchange Act of 1934 shall be mailed to public


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                  stockholders of the corporation for the purpose of
                  soliciting stockholder approval of the Business Combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may choose to state and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of such Business Combination, from the point of view of the remaining public stockholders of the corporation (such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for their services by the corporation upon receipt of such opinion).

      The provisions of this Article SEVENTH shall also apply to a Business Combination with any Person which at any time has been a Related Person, notwithstanding the fact that such Person is no longer a Related Person, if, at any time the definitive agreement or other arrangements relating to a Business Combination with such Person was entered into, it was a related Person or it, as of the record date for the determination of stockholders entitled to notice of and to vote on the Business Combination, such Person is an Affiliate of the corporation.

            C. A majority of the Continuing Directors shall have the power and duty, consistent with the fiduciary obligations, to determine for the


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      purpose of this Article SEVENTH, on the basis of information known to them,

                  (1)   whether any Person is a Related Person;

                  (2) whether any Person is an Affiliate or Associate of another,

                  (3) whether any Person has an agreement, arrangement or understanding with another, or

                  (4) the fair market value of property, securities or other consideration (other than cash) to be received by the holders of shares of stock of the corporation.

      The good faith determination of a majority of the Continuing Directors on such matters shall be binding and conclusive for purposes of this Article SEVENTH.

            D. Any corporate action which may be taken by the written consent of stockholders entitled to vote upon such action pursuant to this Restated Certificate of Incorporation or pursuant to Delaware General Corporation Law shall be only by written consent of holders of not less than seventy-five (75%) percent of the shares of stock of the corporation entitled to vote thereon, notwithstanding the fact that a lesser percentage may be required by law or otherwise.

            E. Any corporate action which may be taken at a special meeting of stockholders called by the Board of Directors, a majority of which Board are not Continuing Directors, shall be only by the affirmative vote of the holders of not less than seventy-five (75%) percent of


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      the outstanding shares of stock of the corporation entitled to vote in elections of directors, considered for purposes of this Article SEVENTH as one class, notwithstanding the fact that a lesser percentage may be required by law or otherwise.

            F. Notwithstanding any other provision contained in this Restated Certificate of Incorporation, any action by stockholders to amend this Restated Certificate of Incorporation or the By-Laws of the corporation shall be made at a meeting of the stockholders called for that purpose and not by written consent.

            G. No amendment to the Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of this Article SEVENTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of not less than seventy-five (75%) percent of the shares of stock of the corporation entitled to vote in elections of directors, considered for the purposes of this Article SEVENTH as one class; provided that this paragraph G shall not apply to, and such seventy-five (75%) percent vote shall not be required for, any amendment, alteration, change or repeal recommended to the stockholders by a majority of the Continuing Directors.

            H. Nothing contained in this Article SEVENTH shall be construed to relieve the Board of Directors or any Related Person from a fiduciary obligation imposed by law.


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            EIGHTH: That said amendment was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said NATURE'S BOUNTY, INC., has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Scott Rudolph, its President, and Harvey Kamil, its Secretary, this 29th day of November, 1994.

                                       /s/ Scott Rudolph
                                       ------------------------------------
                                       Scott Rudolph, President


                                       /s/ Harvey Kamil
                                       ------------------------------------
                                       Harvey Kamil, Secretary


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                          CERTIFICATE OF AMENDMENT
                                     OF
                    RESTATED CERTIFICATE OF INCORPORATION

      NATURE'S BOUNTY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      That at a meeting of the Board of Directors of NATURE'S BOUNTY, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

      RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing the name of the corporation from NATURE'S BOUNTY, INC. to NBTY, INC.

      This amendment was approved by the majority vote of stockholders at a meeting thereof on April 7, 1995.

      That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


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      IN WITNESS WHEREOF, said NATURE'S BOUNTY, INC. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Scott Rudolph, its President, and Harvey Kamil, its Secretary, this 25th day of May 1995.


                                       /s/ Scott Rudolph
                                       ------------------------------------
                                       Scott Rudolph, President


                                       /s/ Harvey Kamil
                                       ------------------------------------
                                       Harvey Kamil, Secretary


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                          CERTIFICATE OF AMENDMENT
                                     OF
                    RESTATED CERTIFICATE OF INCORPORATION

      NBTY, INC., a Corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware, DOES HEREBY CERTIFY,

      FIRST: That at a meeting of the Board of Directors of NBTY, INC., resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

      RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended said Article shall be and read as follows:

      "Fourth: The Corporation shall be authorized to issue 75,000,000 shares of Common Stock, all of which shall have a par value of $.008."

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

      IN WITNESS WHEREOF, said NBTY, INC., has caused its corporate seal to be hereunto affixed and this certificate to be signed by Scott Rudolph, its President, and Harvey Kamil, its Secretary, this 10th day of March, 1998.

By: /s/ Scott Rudolph                  By:/s/ Harvey Kamil
-----------------------------------    ------------------------------------
 Scott Rudolph, President              Harvey Kamil, Secretary

(Corporate Seal)


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                          CERTIFICATE OF AMENDMENT
                                     OF
                    RESTATED CERTIFICATE OF INCORPORATION

      NBTY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

      That a meeting of the Board of Directors of NBTY, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

      RESOLVED, that the Fourth Article of the Restated Certificate of Incorporation of NBTY Inc., as heretofore amended, is further amended to read as follows:

            FOURTH: The total number of shares of stock which this Corporation is authorized to issue is ONE HUNDRED SEVENTY-FIVE MILLION (175,000,000) shares of common stock of the par value of $.008 per share.

            No stockholder as such shall be entitled as a matter of right to subscribe for, purchase or receive any shares of the stock of any class or any rights or options of the Corporation which, it may issue or sell, whether out of the number of shares authorized by this Certificate of Incorporation or by amendment thereof or out of the shares of the stock of the Corporation acquired by it after the issuance thereof, nor shall any stockholder be entitled as a matter of right to subscribe for, purchase or receive any bonds, debentures or other securities which the Corporation may issue or sell that shall be convertible into or exchangeable for stock of any class or to which shall be attached or appertain any warrant or warrants or other instrument or instruments that shall confer upon the holder or owner of such obligation the right to subscribe for, purchase or receive from the Corporation any shares of its capital stock. But all such additional issues of stock, rights and options, or of bonds, debentures or other securities convertible into or exchangeable for stock or to which warrants shall be attached or appertain or which shall confer upon the holder the right to subscribe for, purchase or receive any shares or stock, may be issued and disposed of by the Board of Directors to such person, firms or corporations and upon such terms as in their absolute discretion they may deem advisable.


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      This amendment was approved by the majority vote or stockholders at a meeting thereof on April 12, 1999.

      That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said NBTY, INC., has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Scott Rudolph, its President, and Harvey Kamil, its Secretary, this 12th day of April, 1999.

                                       /s/ Scott Rudolph
                                       ------------------------------------
                                       Scott Rudolph, President

                                       /s/ Harvey Kamil
                                       ------------------------------------
                                       Harvey Kamil, Secretary


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